Vanguard Variable Insurance Funds Shareholder Report Proxy Voting Results

At a special meeting of shareholders on July 2, 2009, fund shareholders approved the following two proposals:

Proposal 1- Elect trustees for the fund.*

The individuals listed in the table below were elected as trustees for the fund. All trustees with the exception of Messrs. McNabb and Volanakis (both of whom already served as directors of The Vanguard Group, Inc.) served as trustees to the fund prior to the shareholder meeting.

Trustee                     For             Withheld     Percentage For
John J. Brennan         2,425,238,230     88,077,041      96.5%
Charles D. Ellis        2,405,751,014    107,564,257      95.7%
Emerson U. Fullwood     2,410,939,308    102,375,964      95.9%
Rajiv L. Gupta          2,416,514,339    396,800,932      96.1%
Amy Gutmann             2,406,002,852    107,312,420      95.7%
JoAnn Heffernan Heisen  2,416,649,368     96,665,903      96.2%
F. William McNabb III   2,425,903,403     87,411,868      96.5%
Andre F. Perold         2,412,392,305    100,922,967      96.0%
Alfred M. Rankin, Jr.   2,423,028,932     90,286,340      96.4%
Peter F. Volanakis      2,427,674,541     85,640,731      96.6%

*  Results are for all funds within the same trust.

Proposal 2: - Update and standardize the fund's fundamental policies regarding:

(a) Purchasing and selling real estate.
(b) Issuing senior securities.
(c) Borrowing money. (d) Making loans.
(e) Purchasing and selling commodities.
(f) Concentrating investments in a particular industry or group of industries.
(g) Eliminating outdated fundamental investment policies not required by law.

The revised fundamental policies are clearly stated and simple, yet comprehensive, making oversight and compliance more efficient than under the former policies. The revised fundamental policies will allow the fund to respond more quickly to regulatory and market changes, while avoiding the costs and delays associated with successive shareholder meetings.

                            For     Abstain    Against  Broker        Percentage
                                                        Non-Votes            For

VVIF Balanced Portfolio

2a                    64,944,812  1,335,951  3,096,769       0            93.6%
2b                    64,756,690  1,519,937  3,100,906       0            93.3%
2c                    63,007,421  1,431,968  4,938,144       0            90.8%
2d                    62,803,960  1,675,510  4,898,063       0            90.5%
2e                    63,324,587  1,617,848  4,435,098       0            91.3%
2f                    63,292,161  1,438,978  4,646,394       0            91.2%
2g                    65,729,289  1,450,493  2,197,751       0            94.7%

VVIF Capital Growth Portfolio

2a                    18,304,098    332,969    580,214       0            95.2%
2b                    18,199,813    352,111    665,357       0            94.7%
2c                    17,875,030    288,986  1,053,265       0            93.0%
2d                    18,007,287    337,271    872,722       0            93.7%
2e                    17,970,371    342,307    904,603       0            93.5%
2f                    18,047,510    372,731    797,039       0            93.9%
2g                    18,441,382    311,990    463,909       0            96.0%

VVIF Diversified Value Portfolio

2a                    52,918,529  1,517,199  1,855,342       0            94.0%
2b                    52,802,029  1,985,188  1,503,853       0            93.8%
2c                    51,780,725  1,476,793  3,033,552       0            92.0%
2d                    51,837,591  1,865,855  2,587,624       0            92.1%
2e                    52,404,352  2,016,328  1,870,390       0            93.1%
2f                    52,650,171  1,671,279  1,969,620       0            93.5%
2g                    53,666,834  1,586,691  1,037,545       0            95.3%

VVIF Equity Income Portfolio

2a                    29,216,809    671,100  1,364,779       0            93.5%
2b                    28,870,193    822,639  1,559,856       0            92.4%
2c                    28,147,830    681,164  2,423,694       0            90.1%
2d                    28,150,813    743,362  2,358,513       0            90.1%
2e                    28,279,916    673,380  2,299,392       0            90.5%
2f                    28,535,524    696,658  2,020,505       0            91.3%
2g                    29,447,214    746,510  1,058,963       0            94.2%

VVIF Equity Index Portfolio

2a                    72,920,868  1,732,940  2,841,281       0            94.1%
2b                    72,659,481  2,009,594  2,826,013       0            93.8%
2c                    71,624,199  1,427,108  4,443,781       0            92.4%
2d                    71,611,638  1,548,135  4,335,316       0            92.4%
2e                    71,978,480  1,857,078  3,659,531       0            92.9%
2f                    72,192,584  1,518,716  3,783,788       0            93.2%
2g                    73,603,369  1,437,800  2,453,919       0            95.0%

VVIF Growth Portfolio

2a                    19,493,108    438,776  1,008,443       0            93.1%
2b                    18,783,336    543,565  1,613,426       0            89.7%
2c                    18,517,695    491,749  1,930,883       0            88.4%
2d                    18,553,373    491,425  1,895,530       0            88.6%
2e                    18,643,158    467,141  1,830,028       0            89.0%
2f                    19,168,819    473,638  1,297,870       0            91.5%
2g                    19,197,642    512,155  1,230,530       0            91.7%

VVIF High Yield Bond Portfolio

2a                    31,572,949    644,431    999,391       0            95.1%
2b                    31,496,481    612,949  1,107,341       0            94.8%
2c                    30,937,105    464,447  1,815,219       0            93.1%
2d                    31,087,402    613,882  1,515,487       0            93.6%
2e                    31,206,678    529,527  1,480,567       0            93.9%
2f                    31,101,225    611,281  1,504,266       0            93.6%
2g                    31,671,276    589,297    956,199       0            95.3%

VVIF International Portfolio

2a                    64,163,444  1,629,761  3,477,979       0            92.6%
2b                    63,622,380  2,659,356  2,989,449       0            91.8%
2c                    62,560,945  1,665,767  5,044,472       0            90.3%
2d                    62,360,793  2,540,064  4,370,327       0            90.0%
2e                    63,173,641  2,432,291  3,665,252       0            91.2%
2f                    63,841,182  1,547,390  3,882,613       0            92.2%
2g                    65,253,080  1,672,177  2,345,927       0            94.2%

VVIF Mid-Cap Index Portfolio

2a                    39,727,867  1,117,074  1,626,582       0            93.5%
2b                    39,475,776  1,224,219  1,771,528       0            92.9%
2c                    38,917,863  1,067,979  2,485,681       0            91.6%
2d                    39,013,611  1,227,739  2,230,174       0            91.9%
2e                    39,107,136  1,184,719  2,179,669       0            92.1%
2f                    39,277,895  1,199,862  1,993,767       0            92.5%
2g                    40,073,782  1,019,880  1,377,861       0            94.4%

VVIF Money Market Portfolio

2a                    1,657,765,332,876,049 142,919,249      0            90.4%
2b                    1,656,947,343,172,730 133,440,515      0            90.4%
2c                    1,615,566,541,415,955 176,578,100      0            88.1%
2d                    1,628,997,642,386,848 162,176,160      0            88.8%
2e                    1,618,603,539,142,076 175,814,996      0            88.3%
2f                    1,648,904,446,108,585 138,547,610      0            89.9%
2g                    1,704,570,943,770,626 84,530,611       0            93.0%

VVIF REIT Index Portfolio

2a                    35,574,281    739,911    674,298       0            96.2%
2b                    35,090,774    751,594  1,146,123       0            94.9%
2c                    34,421,355    820,041  1,747,094       0            93.1%
2d                    34,521,553    825,409  1,641,529       0            93.3%
2e                    34,422,766    802,568  1,763,157       0            93.1%
2f                    34,785,805    821,408  1,381,278       0            94.0%
2g                    35,289,474    818,837    880,178       0            95.4%

VVIF Short-Term Investment-Grade Portfolio

2a                    47,125,176  1,322,410  2,113,871       0            93.2%
2b                    47,199,884  1,330,732  2,030,840       0            93.4%
2c                    46,972,426  1,305,511  2,283,519       0            92.9%
2d                    47,085,831  1,421,483  2,054,142       0            93.1%
2e                    46,912,960  1,362,392  2,286,104       0            92.8%
2f                    47,095,214  1,259,673  2,206,568       0            93.1%
2g                    48,134,539  1,401,060  1,025,857       0            95.2%

VVIF Small Company Growth Portfolio

2a                    36,417,858    988,475  1,288,588       0            94.1%
2b                    36,171,663    946,714  1,576,545       0            93.5%
2c                    35,520,901    858,888  2,315,132       0            91.8%
2d                    35,386,202    907,166  2,401,553       0            91.4%
2e                    35,695,000    868,451  2,131,471       0            92.2%
2f                    35,755,370    928,458  2,011,094       0            92.4%
2g                    36,740,948  1,018,353    935,621       0            95.0%

VVIF Total Bond Market Index Portfolio

2a                    105,708,802 1,674,601  4,019,175       0            94.9%
2b                    105,295,992 2,231,499  3,875,088       0            94.5%
2c                    100,614,167 2,093,342  8,695,069       0            90.3%
2d                    100,262,413 2,097,890  9,042,275       0            90.0%
2e                    100,659,412 2,039,252  8,703,914       0            90.4%
2f                    100,912,037 2,090,147  8,400,395       0            90.6%
2g                    106,125,913 2,001,348  3,275,318       0            95.3%

VVIF Total Stock Market Index Portfolio

2a                    21,077,797    374,250  1,121,873       0            93.4%
2b                    21,044,501    475,182  1,054,237       0            93.2%
2c                    18,738,474    263,023  3,572,423       0            83.0%
2d                    18,809,726    283,247  3,480,946       0            83.3%
2e                    18,863,667    239,331  3,470,922       0            83.6%
2f                    18,895,401    227,481  3,451,039       0            83.7%
2g                    21,632,808    360,426    580,686       0            95.8%